                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              SAPIENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              SAPIENT CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                              SAPIENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 24, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Sapient Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 24, 2000, at 9:00 a.m., at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class I Directors for the ensuing three years;

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 200,000,000; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Thursday, March 30, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          JERRY A. GREENBERG
                                          Secretary

May 5, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sapient Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000, at 9:00 a.m., at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     At the close of business on March 30, 2000, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 58,390,239 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     All of the share numbers contained in this Proxy Statement reflect a two-for-one stock split effected as a 100% stock dividend on November 5, 1999 to stockholders of record on November 1, 1999.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 5, 2000. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02142. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Company's Amended and Restated Certificate of Incorporation.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on a matter. However, because shares which abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation will have the same effect as a vote against such proposed amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company,
(iii) Messrs. Greenberg and Moore, the Co-Chief Executive Officers of the Company, and the four other executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group.

                                                                    AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP(1)
                                                              --------------------------------
                                                                                    PERCENT OF
                      BENEFICIAL OWNER                        NUMBER OF SHARES        CLASS
                      ----------------                        ----------------      ----------
5% STOCKHOLDERS
Jerry A. Greenberg..........................................     10,451,603(2)         18.0%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142
J. Stuart Moore.............................................     10,245,657(3)         17.7%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142
Janus Capital Corporation...................................      4,358,065(4)          7.5%
  100 Fillmore Street
  Denver, Colorado 80206
Putnam Investments, Inc.....................................      4,350,500(5)          7.5%
  One Post Office Square
  Boston, Massachusetts 02109
OTHER DIRECTORS
R. Stephen Cheheyl..........................................         27,000               *
Darius W. Gaskins, Jr. .....................................         30,400               *
Carl S. Sloane..............................................         13,200               *
OTHER NAMED EXECUTIVE OFFICERS
Sheeroy D. Desai............................................        762,316             1.3%
Susan D. Johnson............................................         84,626               *
Desmond P. Varady...........................................        192,082               *
Bruce D. Parker.............................................         30,200               *
All executive officers and directors, as a group (11
  persons)..................................................     21,837,534            37.3%

---------------
 *  Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Includes the following number of shares issuable within the 60-day period following March 1, 2000 pursuant to the exercise of options: Mr. Cheheyl (25,000); Mr. Gaskins (25,000);

    Mr. Sloane (8,000); Mr. Desai (224,700); Ms. Johnson (64,340); Mr. Varady (67,602); Mr. Parker (25,000); and all executive officers and directors as a group (439,642). As of March 1, 2000, there were 57,982,184 shares of Common Stock outstanding.

(2) Includes 332,388 shares held by the Jerry A. Greenberg Remainder Trust-1996, 3,175,243 shares held by the Jerry A. Greenberg Eight-Year Qualified Annuity Trust-1996, 764,294 shares held by the Jerry A. Greenberg Three-Year Qualified Annuity Trust-1997, and 305,576 shares held by the Jerry A. Greenberg Charitable Lead Annuity Trust-2000, of which trusts Mr. Greenberg is a co-trustee and over which shares Mr. Greenberg shares voting and/or investment control.

(3) Includes (i) 3,680,496 shares held by the J. Stuart Moore Eight-Year Qualified Annuity Trust-1996, of which Mr. Moore is the sole trustee and over which Mr. Moore has sole voting and investment control, (ii) 575,036 shares held by the J. Stuart Moore Two-Year Qualified Annuity Trust-1998 and 755,154 shares held by the J. Stuart Moore Remainder Trust, of which trusts Mr. Moore is a co-trustee and over which shares Mr. Moore shares investment control, (iii) 31,138 shares held by the J. Stuart Moore Irrevocable Trust, of which Mr. Moore's wife is a co-trustee and over which shares Mr. Moore's wife shares voting and investment control and (iv) 537,455 shares held by the J. Stuart Moore Gift Trust of 1995, over which shares Mr. Moore does not have voting or investment control but in which shares Mr. Moore's children have a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his proportionate pecuniary interest therein.

(4) The information reported is based on a Schedule 13G/A, dated February 15, 2000, filed with the Securities and Exchange Commission by each of Janus Capital Corporation ("Janus") and Thomas H. Bailey. Janus is a registered investment advisor, in which capacity it has shared voting power over 4,358,065 shares and shared dispositive power over 4,358,065 shares. Mr. Bailey is President and Chairman of the Board of Directors of Janus. In addition, Mr. Bailey owns approximately 12.2% of the outstanding stock of Janus.

(5) The information reported is based on a Schedule 13G, dated February 18, 2000, filed with the Securities and Exchange Commission by Putnam Investments, Inc. ("Putnam") and two of its subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are registered investment advisors, in which capacity they collectively have shared voting power over 46,600 shares and dispositive power over 4,350,500 shares.

                        PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at this Meeting, two Class II directors, whose terms expire in 2001, and two Class III directors, whose terms expire in 2002 (in all cases subject to the election and qualification of their successors or their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote each proxy for the election of Jerry A. Greenberg and Bruce D. Parker as Class I directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Messrs. Greenberg and Parker are both currently directors of the Company.

     Each Class I director will be elected to hold office until the Company's annual meeting of stockholders to be held in 2003 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

     All of the Company's directors are listed below with their principal occupation and business experience for the past five years, the names of other publicly held companies of which they serve as a director, age and length of service as a director of the Company.

                                                    Principal Occupation, Other Business
                                 Director           Experience during Past Five Years and
          Name             Age    Since                      Other Directorships
          ----             ---   --------           -------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS I DIRECTORS)
Jerry A. Greenberg.......  34      1991     Mr. Greenberg co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception.
Bruce D. Parker..........  52      1995     Mr. Parker joined the Company in December 1999 as an
                                            Executive Vice President. Mr. Parker has been a
                                            director of the Company since September 1995. Mr.
                                            Parker served as Senior Vice President and Chief
                                            Information Officer at United Airlines, Inc. from
                                            December 1997 until December 1999. From September
                                            1994 to December 1997, Mr. Parker was Senior Vice
                                            President-Management Information Systems and Chief
                                            Information Officer at Ryder System Inc., a
                                            transportation company.
DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS II DIRECTORS)
Darius W. Gaskins,
  Jr. ...................  60      1995     Mr. Gaskins has been a director of the Company since
                                            September 1995. Mr. Gaskins is a founding partner of
                                            Norbridge, Inc., formerly Carlisle, Fagan, Gaskins &
                                            Wise, Inc., a management consulting firm. Since 1991,
                                            Mr. Gaskins has also been a partner of High Street
                                            Associates, Inc., which owns and manages a specialty
                                            chemical company. Mr. Gaskins is also a director of
                                            Anacomp Inc., Northwestern Steel and Wire Company and
                                            RH Donnelley Corporation.
J. Stuart Moore..........  38      1991     Mr. Moore co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception.

                                                    Principal Occupation, Other Business
                                 Director           Experience during Past Five Years and
          Name             Age    Since                      Other Directorships
          ----             ---   --------           -------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS III DIRECTORS)
R. Stephen Cheheyl.......  54      1996     Mr. Cheheyl has been a director of the Company since
                                            January 1996. Since his retirement in December 1995,
                                            Mr. Cheheyl has been a private investor and
                                            independent consultant. From October 1994 until then,
                                            Mr. Cheheyl served as an Executive Vice President of
                                            Bay Networks, Inc., a manufacturer of computer
                                            networking products, which was formed through the
                                            merger of Wellfleet Communications, Inc. and
                                            Synoptics Communications, Inc. Mr. Cheheyl is also a
                                            director of Auspex Systems, Inc. and MCMS, Inc.
Carl S. Sloane...........  63      1995     Mr. Sloane has been a director of the Company since
                                            September 1995. Mr. Sloane is the Ernest L. Arbuckle
                                            Professor of Business Administration at Harvard
                                            University's Graduate School of Business
                                            Administration, where he has been a member of the
                                            faculty since 1991. Mr. Sloane is also a director of
                                            Ionics, Inc., The Pittston Company and Rayonier, Inc.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met eight times (including by telephone conference) during 1999. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Company has a standing Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during 1999. The Audit Committee is currently comprised of Messrs. Cheheyl and Gaskins, each a non-employee director.

     The Company has a standing Compensation Committee, which is responsible for reviewing the Company's overall compensation policies and approving the compensation of the Company's executive officers. The Compensation Committee held three meetings in 1999. The current members of the Compensation Committee are Messrs. Gaskins and Sloane, each a non-employee director.

DIRECTOR COMPENSATION

     Each non-employee director is paid $3,000 for attendance in person at each Board meeting and $750 for attendance in person at any committee meeting that is not held on the same day as a Board meeting. If a director participates by telephone, rather than in person, one-half of such amount is paid. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings. Directors receive no other cash compensation for serving as directors.

     On June 15, 1999, each of the Company's four non-employee directors was granted a stock option under the Company's 1996 Equity Stock Incentive Plan to acquire 2,000 shares of Common Stock at an exercise price of $34.00 per share, which the Board determined to be the fair market value of the Common Stock on such date. Such options vest in four equal annual installments starting on the first anniversary of the date of grant.

     In February 1996, the Board adopted and the stockholders approved the 1996 Director Stock Option Plan (the "Director Plan"), pursuant to which each new non-employee director elected to the Board of Directors in the future will be granted, upon his or her initial election as a director, an option to purchase 20,000 shares of Common Stock. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). No options have ever been granted under the Director Plan, which provides for the issuance of a maximum of 120,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation paid in each of the last three fiscal years to the Named Executive Officers.

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        -------------
                                                                          NUMBER OF
                                                                           SHARES
                                             ANNUAL COMPENSATION(1)      UNDERLYING       ALL OTHER
             NAME AND                        -----------------------        STOCK        COMPENSATION
        PRINCIPAL POSITION           YEAR      SALARY        BONUS      OPTIONS(#)(2)        (3)
        ------------------           ----    ----------    ---------    -------------    ------------
Jerry A. Greenberg.................  1999     $ 50,000     $      0             0           $  898
  Co-Chairman of the Board and       1998       50,000       69,693             0            1,250
  Co-Chief Executive Officer         1997       50,000      107,396             0              470
J. Stuart Moore....................  1999     $ 50,000     $      0             0           $  938
  Co-Chairman of the Board and       1998       50,000       69,693             0            1,250
  Co-Chief Executive Officer         1997       50,000      107,396             0            1,250
Sheeroy D. Desai(4)................  1999     $ 50,000     $      0             0           $1,250
  Executive Vice President and       1998      100,000       41,375        50,000            1,250
  Co-Chief Operating Officer         1997       50,000      109,650             0            1,172
Susan D. Johnson(4)(5).............  1999     $100,000     $      0             0           $1,250
  Senior Vice President              1998      100,000       70,800        10,000            1,250
                                     1997       60,000       67,750        40,000            1,250
Desmond Varady(4)..................  1999     $ 75,000     $      0        65,000           $1,250
  Executive Vice President and       1998      100,000      111,719        10,500            1,250
  Co-Chief Operating Officer
Bruce D. Parker(6).................  1999     $ 12,500     $450,000        77,000           $    0
  Executive Vice President

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer for such year.

(2) The Company has never granted any stock appreciation rights.

(3) Amounts shown in this column represent the Company's matching contributions under the Company's 401(k) Plan.

(4) Each of Messrs. Desai and Varady and Ms. Johnson were awarded a bonus in 1999 but elected to receive such bonus in the form of future grants of stock options in lieu of a cash payment.

(5) Ms. Johnson served as the Chief Financial Officer and Treasurer of the Company from February 1994 through January 3, 2000. Ms. Johnson was appointed as a Senior Vice President of the Company on January 3, 2000.

(6) Mr. Parker, who has served as a member of the Company's Board of Directors since 1995, joined the Company as an Executive Vice President on December 20, 1999. The $450,000 paid by the Company to Mr. Parker in 1999 reflects a signing bonus paid to Mr. Parker upon his appointment as Executive Vice President. The Number of Shares Underlying Stock Options includes an option to purchase 2,000 shares of the Company's common stock granted to Mr. Parker in June 1999 in connection with his service as a member of the Company's Board of Directors. See "Option Grants in Last Fiscal Year."

     Each Named Executive Officer has executed agreements which prohibit them from competing with the Company for a period of 12 months following termination of their employment with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named Executive Officers.

                                         INDIVIDUAL GRANTS
                          ------------------------------------------------
                                       PERCENT OF
                          NUMBER OF      TOTAL                               POTENTIAL REALIZABLE VALUE AT
                          SECURITIES    OPTIONS                              ASSUMED ANNUAL RATES OF STOCK
                          UNDERLYING   GRANTED TO   EXERCISE                 PRICE APPRECIATION FOR OPTION
                           OPTIONS     EMPLOYEES     OR BASE                            TERM(3)
                           GRANTED     IN FISCAL      PRICE     EXPIRATION   -----------------------------
          NAME              (#)(1)        YEAR      ($/SH)(2)      DATE           5%              10%
          ----            ----------   ----------   ---------   ----------   -------------   -------------
Jerry A. Greenberg(4)...        --         --             --           --              --              --
J. Stuart Moore(4)......        --         --             --           --              --              --
Sheeroy D. Desai........         0          0              0            0               0               0
Susan D. Johnson........         0          0              0            0               0               0
Desmond Varady..........    65,000        .01%       $ 25.81     07/22/09     $ 2,732,715     $ 4,351,392
Bruce D. Parker.........     2,000          *        $ 34.00     06/15/09     $   110,765     $   176,374
                            75,000        .02%       $113.00     12/20/09     $13,804,880     $21,981,965

---------------
 *  Less than .01%

(1) Represents options granted pursuant to the Company's 1996 Equity Stock Incentive Plan and the 1998 Stock Incentive Plan. 5,000 of the options granted to Mr. Varady became exercisable immediately. The remaining 60,000 options granted to Mr. Varady become exercisable in five equal annual installments commencing on the first anniversary of the first day of the month following the date of grant. All of the options granted to Mr. Parker become exercisable in four equal annual installments commencing on the first anniversary of the first day of the month following the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

(4) Messrs. Greenberg and Moore do not participate in the Company's stock plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1999, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by such officers on December 31, 1999.

                                                              NUMBER OF SHARES
                                                                 UNDERLYING
                                                                UNEXERCISED        VALUE OF UNEXERCISED
                                   NUMBER OF                      OPTIONS          IN-THE-MONEY OPTIONS
                                    SHARES        VALUE      AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                  ACQUIRED ON    REALIZED       EXERCISABLE/           EXERCISABLE/
              NAME                EXERCISE(#)      (1)        UNEXERCISABLE(#)       UNEXERCISABLE(2)
              ----                -----------   ----------   ------------------   -----------------------
Jerry A. Greenberg(3)...........     --             --          --  /    --           --     /     --
J. Stuart Moore(3)..............     --             --          --  /    --           --     /     --
Sheeroy D. Desai................    10,000      $  257,655   224,700/  187,300    $31,322,354/ 24,952,616
Susan D. Johnson................    19,600      $  530,950    41,000/   97,000    $ 5,466,636/ 12,519,999
Desmond Varady..................    56,400      $1,218,189    75,402/  151,798    $10,362,787/ 18,684,475
Bruce D. Parker.................         0      $        0    20,000/   89,000    $ 2,714,000/  3,875,688

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Represents the difference between the last reported sale price per share ($140.9375) of the Common Stock on December 31, 1999, as reported on the Nasdaq National Market, and the exercise price.

(3) Messrs. Greenberg and Moore do not participate in the Company's stock plans.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Co-Chief Executive Officers, setting the compensation of the Company's executive officers. Until December 1999 when Mr. Parker was appointed as an Executive Vice President of the Company, the Compensation Committee was comprised solely of two non-employee directors, Messrs. Parker and Sloane. When Mr. Parker joined the Company as an employee, he resigned as a member of the Compensation Committee and Mr. Gaskins, a non-employee director, was elected to the Compensation Committee to fill the vacancy.

  Compensation Philosophies and Goals

     The Company's executive compensation program for 1999, which consisted of a combination of base salary, cash bonuses and stock options, was designed in large part to align executive incentives with the Company's strategic goals. Accordingly, a significant portion of the total cash compensation of the Company's senior executives was directly linked to the Company's and the executive's satisfaction of specified goals. By tying compensation to the achievement of the Company's core objectives and fundamental values, the Company believes that a performance-oriented environment is created for its executives and other employees.

     The Company's executive compensation program for 1999 was also intended to align executive and shareholder interests by providing executives with an equity interest in the Company through the granting of stock options. Consistent with this purpose, because Messrs. Greenberg and Moore, the Company's founders, each already holds a significant equity stake in the Company, they do not participate in the Company's stock option plans. The size of option grants was recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. The Compensation Committee based its review of such recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to the Company and the executive's current stock and option holdings.

     In addition to structuring its executive compensation program in a manner which will reward executives for the achievement of the Company's business objectives as well as for individual performance, the Company also seeks to attract and retain key executives through its compensation program.

  Compensation in Fiscal 1999

     Cash Compensation

     In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component is a significant percentage of the overall cash compensation payable to the Company's executive officers. Base salaries of the executive officers for 1999 were determined by the Compensation Committee.

     The Company adopted an executive bonus plan for 1999 which covered the executive officers and other senior management of the Company. Under the bonus plan, the Co-Chief Executive Officers recommended to the Compensation Committee for approval the target amount of bonus compensation payable to each participant for the year. Each participant's actual bonus compensation was determined based on the achievement of specified goals in four key measurement areas: client project satisfaction, employee retention and financial performance as measured by revenue, and operating margin. The weighting of each of the four measurements varied for each participant, depending on his or her role in the Company. Also, depending on a participant's role in the Company, the achievement of certain goals was measured on a Company-wide, business unit or individual office basis. All executive officers were measured on a Company-wide basis. Each participant's actual bonus compensation was then determined based on the following factors:

     - Client Project Satisfaction. Depending on a participant's role in the Company, zero to 40 percent of each participant's bonus compensation was based on a weighted average of the Company's measurements of client satisfaction, which are collected by the Company in writing throughout the year in connection with each client project. Also depending on a participant's role in the Company, the client satisfaction ratings used to calculate a participant's bonus compensation were based on ratings from clients of the individual participant or on a business unit or Company-wide basis.

     - Employee Retention. Depending on a participant's role in the Company, zero to 50 percent of a participant's bonus compensation was based on the achievement of organization goals relating to the retention of employees. Also depending on a participant's role in the Company, the satisfaction of this goal was measured on an individual office, business unit or Company-wide basis.

     - Revenue. Depending on a participant's role in the Company, zero to 60 percent of a participant's bonus compensation was based on the achievement of specified revenue goals. Also depending on a participant's role in the Company, the achievement of revenue targets was measured on a Company-wide, business unit, individual office or individual participant basis.

     - Operating Margin. Depending on a participant's role in the Company, 10 to 30 percent of a participant's bonus compensation was based on the Company's satisfaction of operating margin targets established by the Company.

     Messrs. Greenberg and Moore recommended to the Compensation Committee that a certain percentage of the full target bonus be paid to each of the executive officers, other than themselves, based upon the partial achievement of the Company-wide targets. Messrs. Greenberg and Moore recommended that no bonus payments be made to themselves because the Company had not achieved 100% of the targets. In February 2000, the Compensation Committee reviewed the recommendations made by Messrs. Greenberg and Moore and the Company's performance against the factors described above. Based upon this review, the Compensation Committee approved the recommended bonus payments to each executive officer other than Messrs. Greenberg and Moore.

     Incentive Compensation

     During 1999, the Named Executive Officers received options to purchase an aggregate of 142,000 shares of Common Stock at a weighted average exercise price of $71.98 per share, as indicated in the Option Grants in Last Fiscal Year table. Other than the 2,000 share option grant to Mr. Parker in June 1999 for his participation as a Board member, the timing and size of option grants were recommended by the Co-Chief Executive Officers to the Compensation Committee for approval.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has structured its Stock Incentive Plans to qualify income received upon the exercise of stock options granted under that plan as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of the Company's compensation program in a manner designed to permit unlimited deductibility for federal income tax purposes.

                                          Darius W. Gaskins, Jr.
                                          Bruce D. Parker
                                          Carl S. Sloane

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from April 3, 1996 (the date the Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended) through December 31, 1999 with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Goldman Sachs Technology Index -- Computer Services Index. The comparison assumes the investment of $100 on April 3, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

                                                                                                         GSTI COMPUTER SERVICES
                                                   SAPIENT CORPORATION       NASDAQ COMPOSITE INDEX               INDEX
                                                   -------------------       ----------------------      ----------------------
4/3/96                                                    100.00                     100.00                      100.00
12/31/96                                                  131.60                     115.70                      102.40
12/31/97                                                  191.40                     140.40                      117.20
12/31/98                                                  350.00                     196.10                      146.10
12/31/99                                                 1761.70                     363.90                      183.20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, the Company performed services for HealthWatch Technologies, LLC ("HealthWatch"). HealthWatch was created by the Company and others in 1998 for the purpose of performing Medicaid fraud, abuse and overpayment detection and collection services to state governments, including one state government that had awarded a service contract to the Company to perform such services. HealthWatch was created after the Company's Board of Directors determined that it would not be in the Company's best interest to directly provide such detection and collection services. The Company owns approximately 44% of the outstanding limited liability company interests of HealthWatch, and certain affiliates of the Company own approximately 12% of the outstanding limited liability company interests of HealthWatch.

     The Company's fees for the services it performed for HealthWatch during 1999, which consisted of designing, developing and implementing data storage and reporting applications for Medicaid claims data, and support services for such applications, were approximately $1.9 million. The Company believes that the prices and terms of the services for HealthWatch are no less favorable to the Company than those which the Company would have received in an arms' length transaction with an unaffiliated third party.

     During 1999, the Company also performed services for Sperry & Hutchinson Company, Inc. ("S&H"). Messrs. Greenberg, Moore and Desai and members of Mr. Moore's family own approximately 18% of the outstanding capital stock of S&H. The Company's services involved the formulation and development of a business and web strategy for implementing a multi-channel customer loyalty program. The Company also provided creative and technical design, implementation, and integration services for a web site relating to S&H's customer loyalty program. The Company's fees for the services it performed for S&H during 1999 were approximately $3.0 million.

     On January 31, 2000, the Company entered into a strategic relationship with a third party client which included, among other things, the Company becoming a preferred supplier to that client and its numerous affiliated entities. As part of the relationship, Messrs. Greenberg and Moore each issued a $10.0 million convertible note to the client. The notes are convertible into shares of the Company's common stock owned by Messrs. Greenberg and Moore at a conversion rate equal to the closing price of the Company's Common Stock on the date the convertible notes were executed. The client's ability to convert the notes is subject to certain vesting restrictions, based upon the client's ability to achieve certain revenue targets to Sapient within certain prescribed timeframes. The notes cannot be converted before May 15, 2002.

                          PROPOSAL 2 -- APPROVAL OF AN
                  AMENDMENT INCREASING AUTHORIZED COMMON STOCK

     On February 17, 2000, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     The authorized Common Stock of the Company currently consists of 100,000,000 shares, $.01 par value, of which (i) 57,472,630 shares were outstanding as of December 31, 1999 and (ii) 12,968,927 shares were reserved for issuance as of December 31, 1999 pursuant to the Company's existing stock plans.

     The Board believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with the exercise of stock options expected to be granted under the Company's option and stock purchase plans, including the 1998 Stock Incentive Plan and the amended 1996 Employee Stock Purchase Plan, and in connection with possible future stock dividends, financings, joint ventures, acquisitions and other general corporate purposes. Other than as described above, however, there are no existing plans, understandings or agreements for the issuance of any shares of Common Stock. If the amendment is adopted by the Company's stockholders, the Board of Directors will have the authority to issue shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's Amended and Restated Certificate of Incorporation.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     On July 21, 1999, the Company dismissed KPMG LLP as its independent certified public accountant. The reports of KPMG LLP on the Company's financial statements for the fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused it to make reference to such disagreement in its reports. The Audit Committee of the Company's Board of Directors recommended the change of accountants and that action was approved by the Company's Board of Directors. The Company solicited proposals from various accounting firms and following review of such proposals, engaged PricewaterhouseCoopers LLC to act as the Company's independent certified public accountant effective July 22, 1999. During the two most recent fiscal years and subsequent interim periods, the Company has not consulted PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 1999 its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, other than a late filing by Ms. Johnson reporting a stock option exercise in 1998 and a late filing by Mr. Desai reporting a stock option exercise and related sale of shares in 1999.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies and the Company will reimburse them for their out-of-pocket expenses in connection with this distribution.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be submitted to the Secretary of the Company at its offices, One Memorial Drive, Cambridge, Massachusetts 02142, no later than January 7, 2001.

     If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          JERRY A. GREENBERG
                                          Secretary

May 5, 2000

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY


                              SAPIENT CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 24, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Jerry A. Greenberg and J. Stuart Moore, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Sapient Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 24, 2000, at 9:00 p.m., Boston time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts and at any adjournment thereof.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                 IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

-----------------------------                --------------------------------

-----------------------------                --------------------------------

-----------------------------                --------------------------------

                                                                 -------------
                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)   SEE REVERSE
                                                                      SIDE
                                                                 -------------

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                         & DATE IT ABOVE


                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              SAPIENT CORPORATION


                                  MAY 24, 2000


                Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE


      IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES AND FOR PROPOSAL 2.


                    FOR     WITHHELD                                                                        FOR  AGAINST  ABSTAIN
1. To elect two                      NOMINEES:                 2. To approve an amendment to the Company's
   Class I          [ ]       [ ]         Jerry A. Greenberg      Amended and Restated Certificate of       [ ]    [ ]      [ ]
   Directors for                          Bruce D. Parker         Incorporation increasing the number of
   the ensuring                                                   authorized shares of Common Stock from
   three years.                                                   100,000,000 to 200,000,000.

   [ ] For both nominees except at noted below                 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any
       _______________________________________                 adjournment thereof.

                                                                      MARK BOX AT RIGHT IF COMMENTS OR ADDRESS CHANGE    [ ]
                                                                      HAVE BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.





Signature:___________________________________ Date: _______________ Signature: ______________________ Date: _____________________

NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
      When signing as an executor, administrator, trustee, guardian, or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.